UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: February 12, 2007

Amerasia Khan Enterprises Ltd.
(Exact name of registrant as specified in charter)

NEVADA	000-52211	20-2559624
(State or jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3855 South 500 West, Suite B
Salt Lake City, Utah 84115
(Address of Principal Executive Offices)

(801)263-0699
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

5.02(c)

Effective February 12, 2007, Mr. Brandon T. O’Brien was appointed as the Chief Financial Officer of Amerasia Khan Ltd. (the “Company”).

Prior to assuming his position as the Chief Financial Officer for the Company, Mr. O’Brien, age 36, served as the Vice President of Finance at Fonix Corporation, a speech recognition software company, from January 2003 to January 2007, and as an independent financial consultant from September 2001 to January 2003. Mr. O’Brien is also a licensed Certified Public Accountant and has attained the Certified Management Accountant and Certified Financial Manager designations.

Pursuant to his appointment, Mr. O’Brien shall receive an initial base salary of $120,000 per year, which will be subject to review and adjustment from time to time by the Company. Mr. O’Brien will also be granted up to 240,000 shares of the Company’s restricted common stock, which will vest over three years. Except for this current agreement and his appointment as the Chief Financial Officer, Mr. O’Brien has not had any material interest in any transactions of the Company.

Mr. O’Brien has no family relationships with any of the Company’s other executive officers or directors.

[SIGNATURE PAGE FOLLOWS]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2007	Amerasia Khan Ltd.

By:	/s/ Robert G. Pedersen II
Robert G. Pedersen II Chief Executive Officer and President